SUB-ITEM 77Q1(e)

DREYFUS BNY MELLON FUNDS, INC.

- Dreyfus Select Managers Long/Short Fund

The Sub-Investment Advisory Agreement between The Dreyfus Corporation and Ramius Advisors, LLC, on behalf of Dreyfus Select Managers Long/Short Fund, dated July 28, 2016, is incorporated by reference to Exhibit (d)(12) of Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A, filed on August 09, 2016.